Exhibit 99.2

First Quarter 2014 Investor Presentation May 8, 2014

Safe Harbor Statement We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for Agency RMBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between Agency RMBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of Agency RMBS and our potential target assets; changes in prepayment rates on Agency RMBS and Non-Agency RMBS; effects of hedging instruments on Agency RMBS and our potential target assets; rates of default or decreased recovery rates on Agency RMBS and our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1

Key Highlights First Quarter 2014 Regular dividend of $0.67 per share Recorded a GAAP net loss of $8.4 million, or $0.32 per share Generated core earnings plus drop income of $15.2 million, or $0.56 per basic and diluted share. Includes estimated catch-up premium of ($0.05) per share Experienced a negative economic return on book value of 2.7% Subsequent to quarter end, raised over $214 million in an offering of 14 million shares of common stock sold to the public and a concurrent private placement of 650,000 shares sold to our external manager, Western Asset Management Company Since IPO Generated GAAP net income of $21.0 million Generated core earnings of $134.6 million Generated an total economic return on book value of approximately 11.6%, comprised of: $8.12 per share in dividends $5.81 per share decrease in book value 2 Core earnings is a non-GAAP measure defined as net income excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; (iv) other loss on RMBS; (v) non-cash stock-based compensation expense; and (vi) one-time events pursuant to changes in GAAP and certain other non-cash charges. Drop income is income derived from the use of “to-be-announced” forward contract (“TBA”) dollar roll transactions and is a component of our gain (loss) on derivative instruments on our statement of operations, and is not included in core earnings. Estimated “catch-up” premium amortization cost results from the quarterly adjustments in projected constant prepayment rate (“CPR”) estimates for our MBS portfolio and the retrospective application of such adjustments to certain of our MBS securities, consisting almost entirely of our Agency RMBS whole pools. Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. Dividend return includes all dividends declared during the period from May 15, 2012, the date of WMC’s commencement of initial operations, through March 31, 2014. (1) (2) (1) (4) (3) (2)

First Quarter Financial Results 3 Non-GAAP measures, which include Agency RMBS, Non-Agency RMBS (including linked transactions), and interest income on Agency IOs classified as derivatives. Adjusted for the $0.67 dividend declared on March 20, 2014. First quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. (1) (3) (1) (1) (1) (2) (1)

2014: An Improved Market for Mortgage Assets 4 Agency spreads have gradually tightened while Non-Agency bonds have gradually appreciated in value Source: IDC Source: Bloomberg 2014 YTD: +1.4% 2014 YTD: +2.3% 2014 YTD: +1.9% FNMA Current Coupon Rate Spread to 7 yr Swap Rate

2014: Interest Rate Volatility has Declined 1 yr. x 10 yr. Swap Volatility 5 Source: Bloomberg 10-Year Treasury Yield

Agency Peers Agency & Hybrid Peers Economic Return Since IPO May 10, 2012 to March 31, 2014 (not annualized) 6 Since its IPO and through the first quarter of 2014, WMC generated an economic return on book value in excess of the Agency Peers average by approximately 1,140 basis points Dividend return is calculated by taking total dividends declared, divided by the beginning book value, or in the case of WMC, its IPO price of $20.00. Dividend return includes all dividends declared during the period from May 15, 2012, the date of WMC’s commencement of initial operations, through March 31, 2014. Peer group dividend return includes all dividends declared during the period and adjusting for 50% of the dividends declared during the period ending June 30, 2012. Economic return is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value, or in the case of WMC, its IPO price of $20.00. Calculations for the period are not annualized. Hybrid Peers consists of AGNC, ANH, ARR, CMO, CYS, HTS & NLY Agency & Hybrid Peers consists of AGNC, AMTG, ANH, ARR, CMO, CYS, DX, EFC, HTS, IVR, MFA, MITT, MTGE, NLY & TWO (1) (2) (3) (4) WMC

7 Portfolio Composition as of March 31, 2014 Lower loan balance pools generally consist of loans below $150,000. Other consists of newly issued pools, high spread at origination “SATO” and low third party origination pools. Portfolio ($ in millions) Agency RMBS Coupon Principal Balance Amortized Cost Estimated Fair Value 30 - year fixed rate 3.5% $ 1, 0 12 . 0 $ 1, 0 84.3 $ 1, 01 4. 4 4.0% $ 5 49.2 $ 6 05.1 $ 57 1.1 4.5% $23.2 $24.8 $24.9 5.5% $ 79.6 $ 89.7 $ 89.7 6.0% $ 8.7 $ 9.7 $ 9.8 20 - year fixed rate 3.0% $ 36 0.6 $ 3 78.0 $ 361. 4 3.5% $ 9 7.9 $ 10 4.1 $ 10 0.7 4.0% $ 335.0 $ 356. 7 $ 3 52.9 Total Agency RMBS $2, 466.2 $ 2, 652. 4 $ 2, 524.9 Non - Agency RMBS (inc. L inked T ransactions) 5 . 9% $ 488.1 $ 4 04. 7 $ 4 14.8 Agency & Non - Agency CMBS 3.8% $ 27.2 $ 23.4 $ 25.3 Agency RMBS IOs and IIOs 4. 5 % N/A $1 66.4 $1 6 8.2 Non - Agency IOs 5. 6 % N/A $ 19.3 $ 20.0 Agency and Non - Agency IOs and IIOs accounted for as derivatives 3.3 % N/A N/A $ 1 10.3 Total Agency and Non - Agency IOs and IIOs $ 18 5.7 $ 29 8.5 Total Portfolio $ 3,266. 2 $ 3,263.5 Agency Pool Breakdown Non-Agency Pool Breakdown

Key Portfolio Metrics as of March 31, 2014

- Leverage Ratio: 7.4x
  - Leverage Ratio adjusted for TBA position of 8.2x[1]
- Net Duration of Agency RMBS Portfolio: Negative 0.5 years
- Agency RMBS Weighted Average Loan Age ("WALA") of 19 months
- Percentage of swaps that are forward starting: 18%
- Portfolio Gross Yield[2]: 3.57%
- Hedge Adjusted Cost of Financing[3]: 1.77%
- Net Interest Spread[2]: 1.80%
- Agency RMBS CPR of 3.8% for Q1 versus Agency REIT Peer Group average of 9.4%

Duration Contribution by Maturity Date

	Total	6-Months	2-Year	5-Year	10-Year	20-Year	30-Year
Agency RMBS	**5.85**	0.11	0.70	1.42	2.23	1.25	0.10
Non-Agency RMBS	**0.79**	0.03	0.10	0.22	0.27	0.20	0.04
CMBS	**0.00**	0.01	0.01	0.01	0.00	0.00	0.00
Swaps and Swaptions [4]	**-6.39**	0.05	-0.58	-1.34	-3.19	-1.23	-0.11
Total (ex Non-Agency RMBS)	**-0.54**	**0.17**	**0.13**	**0.09**	**-0.96**	**0.02**	**-0.01**

(1) 7.4x leverage calculation does not reflect net To-Be Announced ("TBA") mortgage pass-through certificates position. As of March 31, 2014, the net long position in TBAs was $300 million in notional value. Adjusted leverage is a Non-GAAP measure.
(2) Non-GAAP measures which include Agency and Non-Agency MBS (including the cost of interest rate swaps , swaptions, and linked transactions), and interest income on IOs and IIOs classified as derivatives, and for the quarter ended March 31, 2014.
(3) Includes net interest component related to interest rate swaps and swaptions and reflects interest expense adjusted to include realized loss (the interest expense component) for all interest rate swaps and swaptions.
(4) Estimated impact of liability hedges on the duration of net assets.

8

Western Asset
Mortgage Capital Corp.

Financing Summary Portfolio Financing ($ in millions – as of March 31, 2014) Repurchase Agreements Repo Outstanding Interest Rate Remaining Days to Maturity Agency RMBS $2,529.5 0.39% 28 Non-Agency RMBS $279.1 1.69% 31 Agency and Non-Agency CMBS $14.3 1.43% 71 Non-Agency Linked Transactions $12.7 1.56% 17 Total/Wtd Avg $2,835.6 0.53% 29 9 Master repurchase agreements with 20 counterparties Internal credit review Capacity in excess of our needs

Hedging Summary 10 Includes $654 million of forward starting swaps, starting in x.x months. While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. Fixed Pay Interest Rate Swaps ($ in millions – as of March 31, 2014) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) 1 Year or Less $215.9 0.4% 0.2% 0.6 1 Year to 3 Years $729.1 0.5% 0.2% 1.9 3 Years to 5 Years $1,104.8 1.5% 0.2% 4.5 >5 Years $2,023.1 2.7% 0.2% 10.9 Total Fixed Ray Rate (1) $4,072.9 1.9% 0.2% 7.0 Other Instruments with Hedging Attributes (2) $2.1 billion of net notional value of pay-fixed interest rate swaptions $299 million of IO’s and inverse IO’s $415 million of Non-Agency RMBS Variable Pay Interest Rate Swaps ($ in millions – as of March 31, 2014) Maturity Notional Amount Avg. Fixed Receive Rate Avg. Floating Pay Rate Average Maturity (Years) 3 Years to 5 Years $281.0 1.7% 0.2% 4.9 >5 Years $246.0 3.2% 0.2% 12.5 Total Fixed Ray Rate $527.0 2.4% 0.2% 8.4

Portfolio Strategy and Dynamics Continue to manage both the assets and liabilities of the portfolio to capture relative value opportunities Continue to leverage Western Asset’s comprehensive platform to access a broad investment opportunities across the entire mortgage sector Portfolio dynamics during the first quarter: Increased exposure to higher coupon 30-year and 20-year fixed rate pools Maintained exposure to select Non-Agency securities that we believe are correlated to housing recovery and home price appreciation Increased exposure to TBA securities Modestly increased overall portfolio leverage Modestly reduced negative net duration of Agency RMBS portfolio Look to continue to diversify our portfolio and increase our exposure to: Non-Agency RMBS and CMBS GSE Credit Risk Transfer securities Other Asset-Backed securities Exploring potential exposure to Residential and Commercial Real Estate Whole Loans 11

Investment Highlights Western Asset is one of the largest fixed income managers with extensive experience in managing mortgage assets since 1974 Differentiated investment approach to managing prepayment, interest rate risk, and credit risk Our flexibility to invest across the mortgage sector positions us well to seek our objective of superior risk-adjusted returns Industry leading finance and administrative infrastructure Key strategic relationships provides superior market access 12

Contact Information 13 Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com